Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made as of the 21st day of December, 2009 (“Effective Date”), between WCP BORDEAUX CENTRE, LLC, a Delaware limited liability company (“Landlord”), and CORTINA SYSTEMS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Lease dated December 21, 2009 (the “Lease”), covering certain premises in the building located at 1376 Bordeaux Drive, Sunnyvale, California and being a part of the development commonly known as the Bordeaux Centre, as more particularly described in the Lease. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Lease.

B. Landlord and Tenant desire to amend certain terms of the Lease as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Letter of Credit Amount. The “Letter of Credit Amount” set forth in the Reference Provisions of Paragraph 1.1 of the Lease is increased to $291,260.00.

2. Surrender of Possession. Notwithstanding anything to the contrary in the Lease, including, without limitation, Paragraph 13.3 thereof, immediately prior to the expiration or upon the sooner termination of the Lease, at Landlord’s option, Tenant shall be required to remove the internal stairwells constructed within the Premises as part of the Tenant Improvements, close all floor and ceiling penetrations and openings made in connection with such stairwells, and restore such closed areas of the floors and ceilings to a condition consistent with and using the same finishes as the remainder of the floors and ceilings in the Premises. Such restoration work shall be done in compliance with all applicable Laws. Tenant shall deliver written request to Landlord not less than thirty (30) days prior to the scheduled expiration date of the Lease Term and within five (5) Business Days after such request, Landlord shall notify Tenant of its election under this paragraph or, in the event of a sooner termination of the Lease, within ten (10) Business Days after notice of termination of the Lease, Landlord shall notify Tenant of its election under this paragraph. In lieu of requiring Tenant to perform the removal and restoration work described in this paragraph, Landlord may elect to perform or hire contractors and/or consultants to perform such removal and restoration at Tenant’s expense and Tenant shall deliver payment for the same to Landlord upon demand.

3. Delay Due to Construction of Stairwells. Any delay due in whole in or part to the construction of the internal stairwells within the Premises shall be included within the definition of “Tenant Delay” as set forth in Section 5.2 of the Work Letter attached to the Lease.

4. Brokers. Tenant represents that Tenant has dealt with no broker in connection with this Amendment other than the brokers set forth in the Lease and that no other broker negotiated this Amendment or is entitled to any commission in connection herewith. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Amendment or its negotiation by reason of any act of Tenant.

5. Force and Effect. Except as modified by this Amendment, the terms and provisions of the Lease are hereby ratified and confirmed and are and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

6. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

WCP BORDEAUX CENTRE LLC,		CORTINA SYSTEMS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Henry J. Bieber	By:	/s/ Amir Nayyerhabibi
Name:	Henry J. Bieber	Name:	Amir Nayyerhabibi
Title:	Vice President	Title:	President & CEO

		By:	/s/ Judy Hamel
		Name:	Judy Hamel
		Title:	Secretary